JOSHUA TREE CONSTRUCTION INC.
                       Employment Agreement

                         Exhibit 10(a)

Agreement made as of this 14 day of November 2000, by and among Glenn Cole ("Employee") and Joshua Tree Construction, Inc.
(the "company")

                             PREAMBLE

      The Board of Directors of the Company recognizes Employee's potential contribution to the growth and success of the Company and desires to assure the Company of Employee's employment in an executive capacity as Director of the Tenant Improvement Division (TI Director) and to compensate him therefore. Employee wants to be employed by the Company and to commit himself to serve the Company on the terms herein provided.
      NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties, the parties agree as follows:

     1.Definitions

           "Benefits" shall mean all the fringe benefits approved by the Board from time to time and established by the Company for the benefit of employees generally and/or for key employees of the Company as a class.

           "Board" shall mean the Board of Directors of the Company, together with an executive committee thereof (if any), as same shall be constituted from time to time.

           "Cause" for termination shall mean (i) Employee's final conviction of a felony involving a crime of moral turpitude, (ii) acts of Employee which, in the judgment of the Board, constitute willful fraud on the part of Employee in connection with his duties under this Agreement, including but not limited to misappropriation or embezzlement in the performance of duties as an employee of the Company, or willfully engaging in conduct materially injurious to the Company and in violation of the covenants contained in this Agreement, or (iii) gross misconduct, including but not limited to the willful failure of Employee either to (a) continue to obey lawful written instruction of the Board after thirty (30) days notice in writing of Employee's failure to do so and the Board's intention to terminate Employee if such failure is not corrected, or (b) correct any conduct of Employee which constitutes a material breach of this Agreement after thirty (30) days notice in writing of Employee's failure to do so and the Board's intention to terminate Employee if such failure is not corrected.

           "Chairman" shall mean the individual designated by the Board from time to time as its chairman.

           "change of Control" shall mean the occurrence of one or more of the following three events:

       (1) After the effective date of this Agreement, any person becomes a beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) directly or indirectly of securities representing 33% or more of the total number of votes that may be cast for the election of directors of the Company;

       (2) Within two years after a merger, consolidation, liquidation or sale of assets involving the company, or a contested election of a company director, or any combination of the foregoing, the individuals who were directors of the company immediately prior thereto shall cease to constitute a majority of the Board.

       (3) Within two years after a tender offer or exchange offer for voting securities of the company, the individuals who were directors of the company immediately prior thereto shall cease to constitute a majority of the Board

       (4) Any change in the majority of the board of directors during any two year period unless the new directors were elected or recommended by two thirds of the members of the board in office at the beginning of such period,

           "Chief Executive Officer" shall mean the individual having responsibility to the Board for direction and management of the executive and operational affairs of the Company and who reports and is accountable only to the Board.

              "Employee" shall mean Glenn Cole and, if the context requires, his heirs, personal representatives, and permitted successors and assigns.

              "Reorganization" shall mean any transaction, or any series of transactions consummated in a 12-month period, pursuant to which any Person acquires (by merger, acquisition, or otherwise) all or substantially all of the assets of the Company or the then outstanding equity securities of the Company and the Company is not the surviving entity, the Company being deemed surviving if and only if the majority of the Board of Directors of the ultimate parent of the surviving entity were directors of the Company prior to its organization.

              "Territory" shall mean the state of Nevada.

              "Company" shall mean Joshua Tree construction, Inc., a Nevada corporation, together with such subsidiaries of the Company as may from time to time exist.

     2. Position, Responsibilities, and Term of Employment.

         2.01 Position. Employee shall serve as TI Director and in such additional management position(s) as the Board shall designate. In this capacity Employee shall, subject to the bylaws of the Company, and at the direction of the Board, serve the Company by performing such duties and carrying out such responsibilities as are normally related to such position which shall include the marketing and solicitation of the Company's TI services and such other services as the Board may determine, the review and/or examination of proposed TI projects, the submission of bids, the management and oversight of TI work and the completion of TI projects. The Board shall either vote, or recommend to the shareholders of the Company, as appropriate, that during the term of employment pursuant to this Agreement: (i) Employee be nominated for election as a director at each meeting of shareholders held for the election of directors; (ii) Employee be elected to and continued, in the office of TI Director of the Company (and such other office, if any, as shall be determined by the Chief Executive Officer of the Company.

         2.02 Best Efforts Covenant. Employee will, to the best of his ability, devote his full professional and business time and best efforts to the performance of his duties for the Company and its subsidiaries and affiliates.

         2.03 Exclusivity Covenant. During the Agreement's term, Employee will not undertake or engage in any other employment, occupation or business enterprise other than a, business enterprise in which employee does not actively participate. Further, Employee agrees, not to acquire, assume, or participate in, directly or indirectly, any position, investment, or interest in the Territory adverse or antagonistic to the Company, its business or prospects, financial or otherwise, or take any action towards any of the foregoing. The provision of this Section shall not prevent Employee from owning shares of any competitor of the Company so long as such shares do not constitute more than five percent(5%) of the outstanding equity of such competitor, and (ii) are regularly traded on a recognized exchange or listed for trading by NASDAQ in the over-the-counter market.

         2.04 Post-Employment Noncompetition Covenant. Except with the prior written consent of the Board, Employee shall not engage in activities in the Territory either on Employee's own behalf or that of any other business organization, which are in direct or indirect competition with the Company for a period of one
(1) year subsequent to Employee's voluntary withdrawal from employment with the company (except for a termination pursuant to a Change in Control), or the Company's termination of Employee's employment for Cause. Employee and the Company expressly declare that the territorial and time limitations contained in this Section and the definition of "Territory" are entirely reasonable at this time and are properly and necessarily required for the adequate protection of the business and intellectual property of the Company. If such territorial or time limitations, or any portions thereof, are deemed to be unreasonable by a court of competent Jurisdiction, whether due to passage of time, change of circumstances or otherwise, Employee and the Company agree to a reduction of said territorial and/or time limitations to such areas and/or periods of time as said court shall deem reasonable.

    For  a  period  of one year subsequent to Employee's  voluntary
withdrawal  from  employment  with  the  Company  (except   for   a
termination pursuant to a Change in Control), or the Company's termination of Employee's employment for Cause, Employee will not without the express prior written approval of the Board (i) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, supplier, customer, agent,
representative   or  any  other  person  which   has   a   business
relationship with the Company or had a business relationship with the Company within the twenty-four (24) month period preceding the date of the incident in question, to discontinue, reduce, or modify such employment, agency or business relationship with the Company, or (ii) employ or seek to employ or cause any business organization in direct or indirect competition with the company to employ or seek to employ any person or agent who is then (or was at any time within six months prior to the date the Employee or the competitive business employs or seeks to employ such person) employed or retained by the Company. Notwithstanding the foregoing, nothing herein shall prevent the Employee from providing a. letter
of   recommendation  to  an  employee  with  respect  to  a  future employment opportunity.

2.05 Confidential Information. Employee recognizes and acknowledges that the Company's trade secrets and proprietary information and know-how, as they may exist from time to time ("Confidential Information"), may be valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of Employee's duties hereunder Employee will not, during or after the term of his employment by the Company, in whole or in part, disclose such secrets, information or know-how to any Person for any reason or purpose whatsoever, nor shall Employee make use of any such property for his own purposes or for the benefit of any Person (except the Company) under any circumstances during or after the term of his employment, provided that after the term of his employment these restrictions shall not apply to such secrets, information and know-how which are then in the public domain (provided that Employee was not responsible, directly or indirectly, for such secrets, information or processes entering the public domain without the Company's consent). Employee shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law, the Employee shall provide the Company with prompt notice of such requirement, prior to making any disclosure, so that the Company may seek an appropriate protective order. Employee agrees to hold as the Company's property all memoranda, books, papers, letters, customer lists, processes, computer software, records, financial information, policy and procedure manuals, training and recruiting procedures and other data, and all copies thereof and therefrom, in any way relating to, the Company's business and affairs, whether made by him or otherwise coming into his possession, and on termination of his employment, or an demand of the Company at any time, to deliver the same to the Company. Employee agrees that he will not use or disclose to other Employees of the Company, during the term of this Agreement, confidential information belonging to his former employers.

         Employee shall use his best efforts to prevent the removal of any Confidential Information from the premises of the Company, except as required-in his normal course of employment by the company. Employee shall use his best efforts to cause all persons or entities to whom any Confidential Information shall be disclosed by him hereunder to observe the term and conditions set forth herein as though each such person or entity was bound hereby.

         2.06 Non-solicitation. Except with the prior written consent of the Board, Employee shall not solicit customers, clients, or employees of the Company or any of its affiliates for a period of twelve (12) months from the date of the expiration of this Agreement. Without limiting the generality of the foregoing, Employee will not willfully canvas, solicit nor accept any such business in competition with the business of the Company from any customers of the Company with whom Employee had contact during, or of which Employee had knowledge solely as a result of, his performance of services for the Company pursuant to this Agreement. Employee will not directly or indirectly request, induce or advise any customers of the Company with whom Employee had contact during the term of this Agreement to withdraw, curtail or cancel their business with the Company. Employee will not induce or attempt to induce any employee of the Company to terminate his/her employment with the Company.

         2.07 Corporate Opportunity. If during the term of this Agreement and for one year thereafter, Employee identifies, or otherwise becomes aware of the identification by the Company of, any Acquisition Opportunity, all rights in such Acquisition Opportunity (as between the Company and Employee) shall belong solely to the Company. As used herein, "Acquisition Opportunity" means any entity engaged in the business in which the Company is or actively proposer, to engage in any territory in the world in which the Company is conducting or proposes to conduct material activities. Such business is generally defined as business related to the construction Industry and or real estate development specifically including but not limited to general contracting for residential, commercial, industrial or hospitality related projects.

         2.08 Records, Files. All records, files, drawings, documents, equipment and the like relating to the business of the Company which are prepared or used by Employee during the term of his employment under this Agreement shall be and shall remain the sole property of the Company.

         2.09 Equitable Relief Employee acknowledges that his services to the Company are of a unique character which give them. a special value to the Company. Employee further recognizes that violations by Employee of any one or more of the provisions of this Section 2 may give rise to losses or damages for which the Company cannot be reasonably or adequately compensated in an action at law and that such violations may result in irreparable and continuing harm to the Company. Employee agrees that, therefore, in addition to any other remedy which the Company may have at law and equity, including the right to withhold any payment of compensation under Section 4 of this Agreement, the Company shall be entitled to injunctive relief to restrain any violation, actual or threatened, by Employee of the provisions of this Agreement.

3.    Compensation

         3.01 Annual   Salary   and,   TI    Based Compensation.
The  Company shall pay to Employee  for  the services   to   be
rendered herein a base annual compensation, which compensation shall be $72,800 per year. This compensation shall be designed
to   be incorporated  into each TI bid and contract  the  Company secures (i.e., supervisory service costs which principally consist of Employee's annual salary shall be incorporated into each bid). Employee shall be entitled to payment of wages on either a weekly or twice-monthly basis as determined by the Company's senior management. All other (above and beyond the Employee's annual salary) profits, labor and other non-supervisory or supervisory
services  performed  and  accrued  to   said employee
above-and-beyond said Employee's annual salary shall not be paid to the Employee, but will instead accrue to the Company.

          3.02 Direct Payment Program. As part and parcel to the Employee's Annual Salary and TI Based Compensation, Employee shall be entitled to have the Company direct payments on his behalf to ------------- ,a consolidated debt services company or law firm on a monthly basis which payment shall be in amounts no greater than ----- dollars ($-----) .Under no conditions shall this provision be construed as imposing upon the Company any legal obligation to assume this debt or impart upon the Company any liability for such debt. This payment shall be deducted from the Employee's section 3.01 income as direct payment to the creditor referred to in this section 3.02, is intended strictly as a convenience to the Employee. This direct payment on behalf of the employee shall be supplemented by the laborer wage component of each TI bid such that any portion of a TI bid allocated to ancillary job laborer costs actually serviced and performed by David Rooker, CEO, shall additionally accrue to the benefit of the Employee in the form of an after tax direct payment to the Employee's creditor as above which payment shall be on a monthly basis. If or when the Employee's employment is terminated in any manner, the Company shall not be obliged to continue such payments.

         3.03   Participating  in  Benefits.  Employee  shall   be
entitled to all Benefits for as long as such Benefits may remain in effect and/or any substitute or additional Benefits made available in the future to similarly situated employees of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such Benefits adopted by the Company. Benefits paid to Employee shall not be deemed to be in lieu of other compensation to Employee hereunder as described in this Section 3.

         3.04    Bonuses    and   Employee   Stock   Options/Stock
Participation. Once the Employee's debt obligation as specified in sub-paragraph 3.02 is terminated by virtue of full and final payment as specified in sub-paragraph 3.02, Employee shall be
entitled   to   bonuses  and  participation   in   the   Company's
stock ownership participation and/or stock option program (to be determined) which bonuses and programs are to be determined by the Board of Directors of the Company at a later date.

     4. Termination.

         4.01 Termination by the Company for Cause. The Company shall have the right to terminate the employment of Employee for Cause. Effective as of the date that the employment of Employee terminates by reason of Cause, this Agreement, shall terminate and no further payments of the Compensation described in Section 3 shall be made.

     5.  Miscellaneous.

         5.01 Assignment. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of each of the parties hereto and shall also bind and inure to the benefit of any successor or successors of the company in a reorganization, merger or consolidation and any assignee of all or substantially all of the Company's business and properties, but, except as to any such successor of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or Employee.

        5.02 Initial Term and Ex . Except as otherwise provided, the term of this Agreement shall be one (1) year commencing with the effective date hereof. on the first anniversary of the effective date, and on each subsequent annual anniversary of the effective date thereafter, the Agreement shall be automatically extended for an additional year unless either party notifies the other in writing more than 60 days prior to the relevant anniversary date that the Agreement is no longer to be extended.

         5.03 Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Nevada.

         5.04 Interpretation. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         5.05 Notice. Any notice required or permitted to be given hereunder shall be effective when received and shall be sufficient if in writing and if personally delivered or sent by prepaid cable, telex or registered air mail, return receipt requested, to the party to receive such notice at its address set forth at the end of this Agreement or at such other address as a party may by notice specify to the other.

         5.06 Amendment and Waiver. This Agreement may not be amended, supplemented or waived except by a writing signed by the party against which such amendment or waiver is to be enforced. The waiver by any party of a breach of any provision of this Agreement shall not operate to, or be construed as a waiver of, any other breach of that provision nor as a waiver of any breach of another provision.

         5.07  Binding  Effect.  Subject  to  the  provisions   of
Section  4  hereof,  this  Agreement  shall  be  binding  on   the
successors and assigns of the parties hereto.

         5.08 Survival of Rights and Obligations. All rights and obligations of Employee or the Company arising during the term of this Agreement shall continue to have full force and effect after the termination of this Agreement unless otherwise provided herein.

    WHEREFORE, the parties hereto, having been duly authorized to do so, have caused this Employment Agreement to be executed as of the date first above written.

                                JOSHUA TREE CONSTRUCTION

                                By /S/ David Rooker
                                       David RooKer, President


                                EMPLOYEE

                                  /S/ Glenn Cole
                                      Glenn Cole